YP Corp Announces the Appointment of an Acting Chief Executive Officer

February 21, 2006 - Business Wire, Mesa, Arizona - YP Corp today announced that Chairman Daniel L. Coury Sr. has been appointed by the Board to serve as Acting Chief Executive Officer while the Company searches for a permanent CEO.

Daniel L. Coury Sr., who was elected Chairman of the Board on January 12, 2006, has been with the Company as an outside director since February 2000 and in that capacity served as the Chairman of the Compensation Committee and as a member of the Company’s Audit Committee.

YP is currently in the midst of a turnaround being presided over by Mr. Coury, and as such, the Board wanted to ensure that the recovery stayed on track and continued to show positive results. Commenting on the appointment, Board member Elisabeth Demarse stated, “Dan has a good handle on the operation and is pushing our strategic goals. At the same time, we are actively searching for a permanent leader to step in and take the Company forward. .”

The Board also formed an Executive Search Committee chaired by board member Joseph Cunningham, with Elisabeth Demarse also serving. Ms. Demarse stated: “The Board is working to find a permanent Chief Executive Officer with public company experience, who also understands direct mail marketing, ACH and local exchange carrier (LEC) billing, telemarketing, call center management, and the Internet..”

Mr. Coury commented, “As I stated when I took on the role of Chairman, I currently have the time to devote to creating value for our shareholders. This allows John Raven and me to complete some of the strategic initiatives we have been working on, the results of which were demonstrated in the Company’s first quarter financial results. We will continue to focus on diversifying our customer acquisition methods and providing more payment options for our customers. We now have two principal means of acquiring customers: direct mail and telemarketing. Telemarketing now represents over 20% of our customer base and will continue to grow. We are developing strategies to expand national accounts, strategic partners, and servicing accounts to ensure our customer acquisition model has several engines. We are also working with our key vendors to enhance LEC billing in multiple geographic regions and we are working to provide a cell phone bill payment option for our customers.”

“I am pleased to continue to work with Mr. Coury,” stated John Raven, Chief Operating Officer. We have developed a good team and the results we are achieving demonstrate that.”

Mr. Coury concluded by saying, “I am confident that these new initiatives, combined with our strengthened Board of Directors and management team commitment, will result in continued financial improvement leading to enhanced shareholder value.”

About YP Corp
YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package ™ (“IAP”) that includes a Mini-WebPage ™ and Preferred Listing through its Yellow Pages website at www.yp.com. The Company’s website contains listings for approximately 17 million businesses in the United States.

YP Corp. also provides an array of other Internet services that complements its Yellow Pages website, including an Internet Dial-Up Package ™ (dial-up internet access) and QuickSite ™ (website design & hosting services).

YP Corp. is a longstanding member, exhibitor, and sponsor of the two major Yellow Pages trade associations - Yellow Pages Association (YPA), the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers (ADP), which mostly represents independent Yellow Pages publishers. YP Corp. is based in Mesa, Ariz., and Las Vegas. For more information, visit the website at www.yp.com.

Forward-Looking Disclaimer
This press release may include statements that constitute “forward-looking statements,” which are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Forward-looking statements involve risks, uncertainties, and other factors that may cause actual results, performance, or achievements of YP Corp and its subsidiary to be materially different from those expressed or implied by such forward-looking statements.

Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.

Contact Information
YP Corp.
Investor Relations
Ph: 480-654-9646 x1239
Fax: 480-654-9747